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                          WEIL, GOTSHAL & MANGES LLP
                        A LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                               767 FIFTH AVENUE
                            NEW YORK, NY 10153-0119
                                (212) 310-8000
                              FAX: (212) 310-8007


                                                     February 6, 1997


Building Materials Corporation of America
1361 Alps Road
Wayne, New Jersey 07470


Ladies & Gentlemen:

                  You have requested our opinion regarding certain federal income tax consequences of (i) the exchange pursuant to the offer (the "Exchange Offer") by Building Materials
Corporation of America (the "Company") of its 8 5/8% Senior Notes due 2006 (the "Old Notes") for its Series B 8 5/8% Senior Notes due 2006 (the "New Notes") and (ii) the ownership, sale and redemption of the New Notes.

                  In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form S-4
(Registration No. 333-20859) dated January 31, 1997, filed with the Securities and Exchange Commission pursuant to the Securities
Act of 1933, as amended to the date hereof (such Registration
Statement as so amended being referred to hereinafter as the "Registration Statement"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

                  The terms of the Exchange Offer, of the Old Notes and of the New Notes, in each case as set forth in the Registration
Statement, are incorporated herein by reference.


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                  Based upon the terms of the Exchange Offer of the Old
Notes and of the New Notes, as set forth in the Registration
Statement, it is our opinion that the legal discussion of the material federal income tax consequences of consummating the Exchange Offer and holding and disposing of the New Notes, as set forth under the heading "Federal Income Tax Considerations" in the Registration Statement, is accurate in all material respects.

                  The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury
Regulations promulgated and proposed thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

                  We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.


                                            Very truly yours,



                                            /s/ Weil, Gotshal & Manges LLP

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